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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of CRA International, Inc. (the "Company") for the quarter ended May 9, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned President and Chief Executive Officer and Executive Vice President, Treasurer, and Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES C. BURROWS James C. Burrows President and Chief Executive Officer Date: June 18, 2008	/s/ WAYNE D. MACKIE Wayne D. Mackie Executive Vice President, Treasurer, and Chief Financial Officer Date: June 18, 2008

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  Exhibit 32.1